UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

BROADWIND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3240 South Central Avenue
Cicero, Illinois 60804
(Address of Principal Executive Offices) (Zip Code)

(708) 780-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BWEN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01       Entry into a Material Definitive Agreement.

(a)       Acquisition of MCM Acquisition Company, Inc.

On October 30, 2026, Broadwind, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the shareholders (“Shareholders”) of MCM Acquisition Company Inc., an Iowa Corporation (“MCM”), Summit Equity Group, L.L.C., as shareholder representative, and MCM, pursuant to which the Company acquired 100% of the issued and outstanding capital stock of MCM (the “MCM Acquisition.”) MCM is a manufacturer of precision-machined and fabricated metal components serving customers in the electric utility, infrastructure, agricultural and industrial OEM sectors, with operations located in Northport, Alabama. Under the Purchase Agreement, the aggregate purchase price consists of (i) a base purchase price of $18.0 million, subject to customary post-closing adjustments for working capital, cash, indebtedness and transaction expenses, plus (ii) contingent consideration of up to an additional $7.0 million based on the achievement of performance targets during specified post-closing periods. The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions for a transaction of this nature.

At the closing of the MCM Acquisition, the Company paid approximately $21.5 million in cash, including $3.5 million deposited into escrow accounts to secure the contingent consideration obligations. The Company financed the MCM acquisition through a combination of cash on hand and proceeds of an additional term loan advance and a revolving credit advance under the Company’s Credit Facility (defined and described in more detail below.)

The foregoing description of the terms of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K (this “Current Report”), the terms of which are incorporated herein by reference.

The Purchase Agreement has been disclosed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Broadwind, the Shareholders, MCM, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, and such subsequent information may or may not be fully reflected in the Company's public disclosures.

(b)       Amendment to Credit Agreement

On October 30, 2026, Broadwind, Inc. and its subsidiaries, Brad Foote Gear Works, Inc., Broadwind Industrial Solutions, LLC, Broadwind Heavy Fabrications, Inc., 5100 Neville Road, LLC, MCM Acquisition Company, Inc. and BWEN Clean Fuels, Inc, (together, the “Borrowers”) entered into Joinder and Amendment No. 5 to Credit Agreement (the “Fifth Amendment”) to the Credit Agreement dated as of August 4, 2022, by and among the Borrowers and Wells Fargo Bank, National Association (as amended by that certain Amendment No. 1 to Credit Agreement and Limited Waiver dated February 8, 2023, by that certain Amendment No. 2 to Credit Agreement dated as of December 19, 2024, by that certain Amendment No. 3 to Credit Agreement dated September 22, 2025, by that certain Amendment No. 4 to the Credit Agreement dated February 4, 2026 and as amended by the Fifth Amendment, the “Credit Agreement”).

The Fifth Amendment (i) permits the Company’s acquisition of MCM and adds MCM as a borrower under the Credit Agreement, (ii) increases the outstanding term loan by approximately $1.8 million to finance a portion of the acquisition, (iii) extends the maturity date of the Credit Agreement to January 1, 2028, (iv) temporarily replaces the existing minimum Fixed Charge Coverage Ratio covenant with a minimum Excess Availability covenant requiring Excess Availability of not less than 17.5% of the Revolving Loan Limit through March 31, 2027, (v) increases the Term Loan SOFR Rate Margin to 2.75% from 2.50%, (vi) amends the Fixed Charge Coverage Ratio covenant and related testing methodology, and (vii) adds the Company’s newly-formed subsidiary, BWEN Clean Fuels, Inc., a Delaware corporation, as a borrower under the Credit Agreement. The Fifth Amendment does not increase the aggregate maximum commitment under the Credit Agreement.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 2.01       Completion of Acquisition or Disposition of Assets

On October 30, 2026, the Company completed the MCM Acquisition. The information set forth under Item 1.01(a) of this Current Report, including the description of the assets acquired, the consideration paid and payable, and the sources of funds used to finance the acquisition, is incorporated by reference into this Item 2.01.

The Company intends to file an amendment to this Current Report to add audited MCM financial statements and unaudited pro forma financial information reflecting the impact of the acquisition of MCM as permitted by Items 9.01(a)(3) and 9.01(b)(2) of Form 8-K

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01(b) of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 7.01       Regulation FD Disclosure.

On November 2, 2026, the Company issued a press release announcing the completion of the MCM Acquisition and announcing details of an investor call scheduled for November 3, 2026. The press release is furnished attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference. An Investor Presentation dated November, 2, 2026, will be discussed during the call and is incorporated herein by reference and attached hereto as Exhibit 99.2.

The information contained in, or incorporated into, this Item 7.01 of this Report, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act regardless of any general incorporation language in such filings.

This Report shall not be deemed an admission as to the materiality of any information in this Report that is being disclosed pursuant to Regulation FD.

Item 9.01         Financial Statements and Exhibits.

(a) The Company intends to file an amendment to this Current Report to add audited MCM financial statements at a future date as permitted by Item 9.01(a)(3) of Form 8-K.

(b) The Company intends to file an amendment to this Current Report to add unaudited pro forma financial information reflecting the impact of the acquisition of MCM at a future date as permitted by Item 9.01(b)(2) of Form 8-K.

(d)       Exhibits.

Exhibit No.	Description

10.1*
Stock Purchase Agreement, dated as of October 30, 2026, by and among Broadwind, Inc., the shareholders of MCM Acquisition Company Inc., Summit Equity Group, L.L.C., as shareholder representative and MCM Acquisition Company Inc.

10.2*
Joinder and Amendment No. 5. to Credit Agreement, dated as of October 30, 2026, by and among Broadwind, Inc., Brad Foote Gear Works, Inc., Broadwind Industrial Solutions, LLC, Broadwind Heavy Fabrications, Inc., 5100 Neville Road, LLC, MCM Acquisition Company, Inc., BWEN Clean Fuels, Inc., and Wells Fargo Bank, National Association.

99.1
Press Release of the Company, titled “Broadwind Acquires MCM, Expanding its Precision Manufacturing Platform Within the Power Generation and Critical Infrastructure Market Providing Strategic Entry into Electrical Transmission and Distribution,” dated November 2, 2026.

99.2	Investor Presentation, dated November 2, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and Item 1.01, Instruction 4 of Form 8-K. The Company agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request. Certain portions of this exhibit are redacted pursuant to Regulation S-K Item 601(b)(10)(iv) because they are not material and are the type that the Company treats as private or confidential. The Company hereby agrees to furnish a copy of any redacted portion to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND, INC.

By:	/s/ Eric B. Blashford
Eric B. Blashford
President and Chief Executive Officer
(Principal Executive Officer)
Date: November 2, 2026